EXHIBIT 23.4

                        Letterhead of Chaffe & Associates, Inc.
                                  Investment Bankers



          April 4, 1995



          Mr. D. J. Tranchina
          President and CEO
          Sugarland Bancshares, Inc.
          1527 W. Main Street
          Jeanerette, LA  70544

          Dear D. J.:

          We hereby consent to the use by Sugarland Bancshares, Inc. of our opinion dated December 30, 1994, addressed to the Board of Directors of the Sugarland Bancshares, Inc. of Jeanerette, Louisiana in your Proxy Statement and to the references to us in the Proxy Statement.

          Sincerely yours,

          CHAFFE & ASSOCIATES, INC.



          /s/ G. F. Gay LeBreton
          G. F. Gay LeBreton
          Vice President


          GFGL:mr
          cc:  Sherwood G. Briggs
               Larry Mandala
               Carla Michel